American Century World Mutual Funds, Inc.
                       Exhibit 77P
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
Fund                   Issuer                              Ticker            Principal Amount (US$)  Principal Amount (Foreign$)
INTL DIS               Gestevision Telecinco, S.A.         TL5.MC                    $ 910,018,424                752,983,677.60
EMGMKTS                Tata Consultancy Services LTD       TCS.BO                  $ 1,018,248,218           INR 47,134,710,000.00
GLGR                   Tata Consultancy Services LTD       TCS.BO                  $ 1,018,248,218           INR 47,134,710,000.00
EMGMKTS                Thai Oil Public Company LTD         TOPF.BK                   $ 637,524,408           THB 26,377,572,384.00
INTL DIS               Thai Oil Public Company LTD         TOPF.BK                   $ 637,524,408           THB 26,377,572,384.00
LIFE                   Foxhollow Technologies, Inc         FOXH                       $ 63,000,000
LIFE                   Foxhollow Technologies, Inc         FOXH                       $ 63,000,000
INTL DIS               Elpida Memory Inc                   6665.T                    $ 961,955,497          JPY 102,025,000,000.00


 Amount Purchased (US$)         Amount Purchased (Foreign$)   Trade Date    Price                  Price-Foreign
 $  4,664,407.25                             3,859,507.05     6/23/2004                   $12.2668
 $    787,549.15                         INR 36,455,650.00     8/11/2004                   $18.3625                      INR 850.00
 $    676,860.01                         INR 31,331,850.00     8/11/2004                   $18.3625                      INR 850.00
 $    210,987.31                          THB 8,729,600.00    10/13/2004                    $0.7734                       THB 32.00
 $  1,447,366.77                          THB 59,884,800.00   10/13/2004                    $0.7734                       THB 32.00
 $      7,000.00                                              10/28/2004                   $14.0000
 $    280,000.00                                              10/28/2004                   $14.0000
 $  3,474,919.86                         JPY 368,550,000.00    11/4/2004                    $33.0002                   JPY 3,500.00


 Underwriting Spread                Currency               Underwriting Spread (UUnderwriter
                2.250%                 EUR                           $0.276          MSCO
                1.500%                 INR                           $0.275          JPMS
                1.500%                 INR                           $0.275          JPMS
                2.250%                 THB                           $0.017          JPMS
                2.250%                 THB                           $0.017          JPMS
                7.000%                 USD                           $0.980          TWPT
                7.000%                 USD                           $0.980          TWPT
                5.000%                 JPY                           $1.650          DBAB
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